Exhibit 5.1

15 April 2015

Horizon Pharma plc

Adelaide Chambers

Peter Street

Dublin 8

Horizon Pharma plc (the “Company”)

Dear Sirs

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, which is a public limited company incorporated under the laws of Ireland, in connection with the proposed offering by the Company of up to 17,652,250 ordinary shares par value $0.0001 each in the capital of the Company (the “Shares”), including up to 2,302,500 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated 19 September 2014 included in the Registration Statement (the “Base Prospectus”), the prospectus supplement relating to the Shares to be filed with Securities Exchange Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated 15 April 2015 (the “Agreement”) between the Company and the Underwriters (as defined therein).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. It is also given on the basis that it is governed by and is to be construed in accordance with the laws of Ireland. We have made no investigations of and express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.3	This Opinion is strictly confined to the matters stated herein and is not to be read as extending by implication or otherwise to any other matter.

1.4	In giving this Opinion, we have examined the documents and searches listed in the schedule. We have also reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

2.	Assumptions

2.1	For the purpose of giving this Opinion, we have assumed the following (without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption):

(a)	the truth and accuracy of the contents of such documents and searches reviewed by us and of any certificates of officers of the Company and/or of public officials reviewed by us;

(b)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents sent to or reviewed by us by email in pdf or other electronic format and the authenticity of the originals of such documents;

(c)	that the copies of minutes of meetings and/or of resolutions reviewed by us correctly record the proceedings at such meetings and the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof; and

(d)	that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired.

3.	Opinion

Subject to the foregoing, we are of the opinion that Shares, when issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”).

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We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit a Current Report of the Company on Form 8-K for incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement that is part of the Registration Statement.

Yours faithfully

/s/ McCann FitzGerald

McCann FitzGerald

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Schedule

1.	a copy (certified by the company secretary of the Company) of (i) the certificate of incorporation of the Company; (ii) the certificates of incorporation of the Company on change of name; and (iii) the memorandum and articles of association of the Company in force as of 15 April 2015; and

2.	the results of searches made by independent law searchers on our behalf against the Company on 15 April 2015 in the Irish Companies Registration Office and in the Petitions Section and Judgments Office of the Central Office of the Irish High Court in Dublin.

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